CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Investment Funds:

We consent to the use of our report dated March 9, 2001, incorporated in this Registration Statement by reference, to the Putnam International Large Cap Growth Fund, a series of Putnam Investment Funds, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                         /s/
                                                         KPMG LLP

Boston, Massachusetts
May 24, 2001